Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals to Report Full Year Fiscal 2022 Financial Results and Business Update on September 23, 2022

Vancouver, BC – September 19, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the research, development and manufacturing of rare cannabinoids, will report financial results on Friday, September 23, 2022 for the fiscal year ended June 30, 2022.

Conference Call & Webcast:

Friday, September 23, 2022, at 10:00 AM Pacific Time, 01:00 PM Eastern Time

Registration Link: https://register.vevent.com/register/BIa76ceda464264b3cae0b5ddb6e76a511

Webcast Link: https://edge.media-server.com/mmc/p/cnawzqhu

(Webcast replay available for 12 months)

To access the call by phone, please go to the registration link, and you will be provided with dial in details. To avoid delays, we encourage participants to register a day in advance or at a minimum 15 minutes before the start of the call.

The Company’s full financial statements and related MD&A for the fiscal year ended June 30, 2022, will be available at www.inmedpharma.com and at www.sedar.com.

About InMed: InMed Pharmaceuticals is a global leader in the research, development and manufacturing of rare cannabinoids, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs. We also have significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations and Corporate Communcations

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: reporting financial results and business updates for the fiscal year ended June 30, 2022, on September 23, 2022; being a leader in the research, development and manufacturing rare cannabinoids; clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs; having significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.